Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Paratek Pharmaceuticals, Inc. 2014 Equity Incentive Plan, As Amended, of our report dated March 14, 2014, with respect to the consolidated financial statements of Transcept Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2013 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Redwood City, California

December 19, 2014